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                                                                   EXHIBIT 10.24


                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of this 26th day of January, 1996, by and among GARGOYLES, INC., a Washington corporation and/or its wholly-owned subsidiary H.S.C., Inc., a Washington corporation ("Purchaser"), DOUGLAS B. HAUFF ("Hauff"), H.S.I., a California corporation d/b/a Hobie Sunglasses ("Hobie"), and the WILLIAM AND KATHLEEN BLACKBURN FAMILY TRUST U/D/T/ DATED MARCH 20, 1992 (the "Blackburn Trust"), PACIFIC EQUIPMENT CO., a California general partnership comprised of William W. Blackburn ("Blackburn"), Robert S. Blackburn, James D. Blackburn, and Velma M. Blackburn as general partners, VELMA M. BLACKBURN, THOMAS M. LINDEN, HOBART P. ALTER, HOBART L. ALTER, CHARLES A. FRENCH, KENT S. COLBERG, PAUL ARENTSEN, DENNIS S. BUSH ("Bush"), AND CHARLES P. LARSON ("Larson") (who collectively shall be referred to herein as "Sellers").

                                    RECITALS

         A. Hobie designs, develops, manufactures, markets and distributes polarized sunglasses and eyewear under the Hobie tradename and mark.

         B. Sellers (except for Larson) own one hundred percent of the issued and outstanding shares of common stock of Hobie. The Blackburn Trust, Bush and Larson hold options to acquire additional shares of common stock of Hobie, and the Blackburn Trust, Bush and Pacific Equipment Co. hold a note convertible into shares of common stock of Hobie.

         C. For purposes of this Agreement, the Blackburn Trust and Bush are sometimes referred to herein as "Active Sellers" and all other Sellers are sometimes referred to herein as "Passive Sellers".

         D. Subject to the terms and conditions set forth in this Agreement, Purchaser desires to purchase all the stock of Hobie and Sellers desire to sell such stock to Purchaser.

         E.   Capitalized terms shall have the meanings ascribed to them herein.
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                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties and conditions set forth herein, the parties hereto hereby agree as follows:

1.       EXERCISE OF OPTIONS AND CONVERSION OF NOTE

         Hobie, the Blackburn Trust, Pacific Equipment Co., Bush and Larson agree to take all legal steps and corporate actions required with respect to any options or convertible notes held by the Blackburn Trust, Pacific Equipment Co., Bush and Larson to acquire common stock of Hobie so that as of Closing all the issued and outstanding stock of Hobie (the "Stock") shall be owned by Sellers as set forth on the attached Exhibit 1.

2.       PURCHASE AND SALE OF STOCK

         Subject to the terms and conditions of this Agreement, at Closing Purchaser will purchase the Stock from each of the Sellers, and each of the Sellers will sell the total number of shares of Stock set opposite such Seller's name on the attached Exhibit 1.

3.       PURCHASE PRICE; PAYMENT TERMS

         The purchase price for the Stock shall be $5.5868 per share (the "Purchase Price) payable in cash at Closing.

4.       CLOSING

         4.1      DATE; LOCATION

         The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Purchaser, 5866 South 194th Street, Kent, Washington at 10:00 AM local time on or before February 15, 1996 or such other date as the parties hereto may agree (the "Closing Date").

         4.2      DELIVERIES

         Subject to satisfaction or waiver of the conditions to Closing set forth herein, on the Closing Date:


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                  (a) Each of the Sellers shall deliver or cause to be delivered to Purchaser stock certificates representing the Stock held by each of them, duly endorsed in blank or accompanied by stock powers duly executed by each such Seller;

                  (b) Purchaser shall wire transfer the total Purchase Price for the Stock into the trust account of the firm of Hobie's attorney, Obegi & Brewer, who is acting as the escrow for disbursement of the Purchase Price. The Purchase Price shall be disbursed from Escrow in accordance with the instructions of Sellers and Purchaser and in accordance with Section 8.6 (c) hereof;

                  (c) Sellers and Hobie shall each deliver to the Purchaser a certificate dated as of the Closing Date stating that all the representations and warranties made by them hereunder are true as of the Closing Date; and

                  (d) the parties hereto shall deliver each of the other instruments or documents required to be delivered at Closing under the terms of this Agreement (the "Related Documents").

5.       REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each Seller severally represents and warrants to Purchaser that the following statements are true and correct as of the date of this Agreement (unless expressly limited to the Closing Date) and will be true and correct as of the Closing Date:

         5.1      AUTHORITY OF SELLERS

         Each of the Sellers has full right, power, capacity and authority to execute and deliver this Agreement and the Related Documents to be executed and delivered by each of the Sellers hereunder. This Agreement has been, and each of the Related Documents to be executed by each of the Sellers will be, duly executed and delivered by each of the Sellers and will constitute a valid and binding obligation of each of the Sellers enforceable against each of the Sellers in accordance with their terms. Each of the Sellers who executes this Agreement on behalf of a marital community does hereby represent that such Seller has full authority to bind his or her marital community to all the terms and conditions applicable to such marital community Seller under the terms of this Agreement.

         5.2      OWNERSHIP OF STOCK

         Each Seller represents and warrants that as of the Closing Date, the number of shares of Stock listed opposite each such Seller's name on the attached Exhibit 1 is owned of record and beneficially by each such Seller free and clear of all liens, charges, encumbrances, agreements, claims or restrictions of any kind ("Liens"), by or


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on the part of any person, firm, corporation or other entity ("Person"), and upon delivery of the certificates representing the Stock duly endorsed in blank or accompanied by a duly executed stock power, good and marketable title to the Stock owned by each such Seller will be sold, assigned, conveyed, transferred and delivered by each such Seller to Purchaser free and clear of all Liens by or on the part of any Person.

         The Active Sellers jointly and severally represent and warrant to Purchaser, and the Passive Sellers severally represent and warrant to Purchaser that to the best of each Seller's knowledge, the following statements are true and correct as of the date of this Agreement (unless expressly limited to the Closing Date) and will be true and correct as of the Closing Date:

         5.3      ORGANIZATION OF HOBIE

         Hobie is a corporation duly organized, validly existing and in good standing under the laws of the state of California. Hobie has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. Hobie is not qualified to do business in any state other than the state of California. A true and correct copy of the Articles of Incorporation and Bylaws of Hobie are attached to
Schedule 5.3 hereto. Hobie has no subsidiaries.

         5.4      CORPORATE POWER AND AUTHORITY

         Hobie has all requisite corporate power and authority to execute and deliver this Agreement and all the Related Documents to be executed and delivered by Hobie hereunder and to carry out and perform its obligations under the terms of this Agreement and the Related Documents. The execution, delivery and performance of this Agreement and the Related Documents have been duly authorized by all requisite action on the part of the officers, directors and shareholders of Hobie. This Agreement and each of the Related Documents to which Hobie is a party has been, and at closing will be, duly executed and delivered by Hobie and will constitute, a valid and binding obligation of Hobie enforceable against Hobie in accordance with their terms.

         5.5      CAPITALIZATION OF HOBIE

         As of the date of this Agreement, the authorized capital stock of Hobie consists solely of shares of Hobie common stock, of which 365,000 shares are issued and outstanding and held of record as set forth on the attached Schedule
5.5. All of such stock is validly issued, fully paid and non-assessable, and was issued without violation of any applicable federal or state securities laws or any preemptive or similar


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rights. Other than as disclosed on the attached Schedule 5.5, there are no agreements, arrangements, options, warrants, calls, rights or other commitments of any kind whatsoever relating to the issuance, sale, purchase, retirement or redemption of any shares of capital stock of Hobie, including the Stock. Immediately prior to the Closing, the issued and outstanding Stock of Hobie will be and is owned as set forth on the attached Exhibit 1, which Stock is validly issued, fully paid and non-assessable shares of common stock of Hobie

         5.6      FINANCIALS

         Hobie has delivered to Purchaser unaudited, compiled financial statements for the periods ending December 31, 1993 and 1994 and the interim, internally prepared statements of income prepared by Hobie for the year ending December 31, 1995 (the "Financial Statements"). The Financial Statements, together with the notes related thereto and anticipated adjustments at December 31, 1995, for depreciation, amortization, inventory, accounts receivable and provisions for income taxes, are complete and correct in all material respects and fairly present the financial condition of Hobie as of the dates indicated therein.

         5.7      OPERATION SINCE BALANCE SHEET DATE

                  (a) Except as set forth in Schedule 5.7, since the date of the balance sheet dated as of November 30, 1995 (the "Balance Sheet Date"), there has been no material adverse change in the assets, properties, liabilities, business, prospects or condition (financial or otherwise) of Hobie, and no fact or condition exists or is contemplated or to the knowledge of Hobie or Sellers threatened which might reasonably be expected to cause such a change in the future.

                  (b) Except as set forth in Schedule 5.7, since the Balance Sheet Date, Hobie has conducted its business in the usual, regular and ordinary course and consistent with past practice. Without limiting the generality of the foregoing, since the Balance Sheet Date (except as contemplated by this Agreement), Hobie has not:

                    (i) issued, delivered, or agreed to issue or deliver, or granted any option, warrant or other right to purchase or otherwise acquire any capital stock or security convertible into or exchangeable for capital stock, or issued or agreed to issue any bonds, notes or other securities or evidences of indebtedness, or borrowed or agreed to borrow any funds;

                   (ii) sold, leased, transferred or otherwise disposed of or mortgaged or pledged, or imposed or suffered to be imposed any Lien on any of their assets, other than in the ordinary course of business;


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                  (iii) increased the rate of compensation or commission payable or made any accrual or arrangement for or payment of any bonus or special compensation of any kind or any severance or termination pay to any officer or employee or commissioned salesperson or similar agent;

                   (iv) made or declared, or agreed to make or declare, any payment of dividends or distributions to stockholders;

                    (v) entered into any material contract or other agreement of any amendment or termination thereof;

                   (vi) made any change in the accounting policies, methods or practices followed by Hobie; or

                  (vii) entered into or become committed to enter into any other transaction except in the ordinary course of business.

         5.8      UNDISCLOSED LIABILITIES

         Except as reflected in the Financial Statements or as disclosed on the attached Schedule 5.8, Hobie has no material liabilities, contingent or otherwise, or obligations other than (i) liabilities incurred in the ordinary course of business and (ii) obligations under contracts and commitments duly entered into by Hobie in the ordinary course of business, which, in both cases, individually or in the aggregate, are not material to the condition (financial or otherwise) or operating results of the Companies. For purposes of this
Section 5.8, undisclosed liabilities shall not be financially material unless they exceed in the aggregate Ten Thousand Dollars ($10,000).

         5.9      OUTSTANDING INDEBTEDNESS

         Except as reflected in the Financial Statements or as disclosed on the attached Schedule 5.9, Hobie has no indebtedness for borrowed money which Hobie has directly or indirectly created, incurred, assumed or guaranteed, or with respect to which Hobie has become directly or indirectly liable.

         5.10     ACCOUNTS RECEIVABLE

         Except to the extent disclosed on the attached Schedule 5.10, the accounts receivable of Hobie, as reflected in the Financial Statements and thereafter arising, are (i) owned by Hobie and are not subject to any Lien, (ii) not subject to any offset, deduction, defense, dispute or counterclaim, (iii) not subject to any discounts or allowances, and (iv) legal, valid and binding obligations of the account debtors in respect of such accounts receivable. Sellers cannot warrant the financial viability of


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any of the account debtors, but to the best of Sellers' knowledge the accounts receivable are collectible.

         5.11     INVENTORY

         Except as set forth on Schedule 5.11, the inventory of Hobie as reflected in the Financial Statements and thereafter acquired, is (i) owned by Hobie and not subject to any Lien, (ii) in good and salable condition, (iii) not obsolete or unmerchantable and (iv) valued on Hobie's books, records and reports at the lower of cost or fair market value (assuming an orderly disposition).

         5.12     COMPLIANCE WITH LAWS

         Except as set forth on Schedule 5.12, Hobie has complied in all material respects and is in compliance in all material respects with all federal, state, local and foreign laws, rules, regulations, ordinances, orders, decrees and similar requirements applicable to it, its businesses, its properties or its employees. Hobie has received no written notice of any asserted present or past unremedied failure by Hobie to comply with any of the foregoing.

         5.13.    LITIGATION

         Except as set forth on Schedule 5.13, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any of the Sellers, threatened against Hobie, or any of its properties, including intellectual properties, before any court or governmental or other regulatory or administrative agency, commission or other authority. Except as set forth on
Schedule 5.13, Hobie is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental or other regulatory or administrative agency or instrumentality and there is no action, suit, proceeding or investigation by Hobie currently pending or contemplated or that Hobie intends to initiate.

         5.14     TAXES

         Hobie has prepared and filed in a timely manner all tax returns and reports required to be filed by law. Such returns and reports are true, correct and complete in all material respects. Hobie has timely paid, or made adequate provisions for the payment in full of, all taxes and other assessments which are due or that will become due pursuant to such returns, except those presently being contested by them in good faith. The provision, if any, for taxes of Hobie in respect of taxes as shown in the Financial Statements of Hobie is adequate for taxes due or accrued as of the date thereof. Except as set forth on the attached Schedule 5.14, no deficiencies for taxes,


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fees or other charges have been proposed or assessed by any taxing authority against Hobie. Except as set forth on Schedule 5.14, neither Hobie nor any of the Sellers has any knowledge of any ongoing or pending examinations or audits with respect to taxes owed by Hobie to any taxing authority, and Hobie has no knowledge of any facts that, if known to any taxing authority, would be likely to result in the issuance of a notice of audit or proposed deficiency or similar notice of intention to assess any taxes against Hobie. Except as set forth on
Schedule 5.14, none of Hobie's tax returns or tax compliance filings have ever been audited by governmental authorities.

         5.15     EMPLOYEE MATTERS

                  (a) Schedule 5.15 attached hereto sets forth a list of all employees of Hobie and sets forth the following information with respect to each employee: employee name, 1995 gross earnings, whether salaried or hourly, the hourly rate for each hourly employee, and hire date. No employment agreement exists between Hobie and any employee, and all employees are terminable at will.

                  (b) Hobie is not a party to any collective bargaining agreement, and there currently exists no demand for collective bargaining by any union or labor organization.

                  (c) With respect to all employees and former employees of Hobie, Hobie does not and never has maintained, contributed to, or has had any liability (including current or potential multi-employer plan withdrawal liability) under any (i) non-qualified deferred compensation or retirement plan or arrangement which is an "employee pension benefit plan" as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) qualified defined contribution retirement plan, (iii) qualified defined benefit pension plan, (iv) funded or unfunded medical, health or life insurance plan or arrangement for present or future retirees or present or future terminated employees which is an employee welfare benefit plan as defined in Section 3(1) of ERISA, or (v) any other employee welfare benefit plan.

         5.16     THIRD PARTY CONSENTS

         Except as set forth on Schedule 5.16, neither the execution of this Agreement nor the consummation of the transactions contemplated hereunder requires the approval or consent of any Person, governmental authority, or any party to any contract with Hobie.


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         5.17     TITLE TO ASSETS

         Except as set forth on Schedule 5.17, Hobie has good and marketable title to its properties and assets as reflected in the Financial Statements, and has good title to all its leasehold interests, in each case subject to no Liens except (i) Liens in respect of current taxes not yet due and payable and (ii) Liens reflected in the Financial Statements. With respect to properties and assets which are leased by Hobie, Hobie is in compliance with such leases in all material respects and holds valid leasehold interests free of any material Liens, claims or encumbrances. The assets, whether owned, licensed or leased by Hobie, constitute all the assets reasonably necessary or appropriate to conduct the business of Hobie. Hobie owns no real property.

         5.18     PERMITS

         Except as set forth on Schedule 5.18, to the best knowledge of the Sellers, Hobie owns, holds or possesses all governmental and regulatory licenses, registrations, franchises, permits, privileges, immunities, approvals and other authorizations which are necessary to entitle Hobie to carry on and conduct its businesses substantially as currently conducted (the "Permits"), and Hobie has fulfilled and performed its obligations under each of the Permits which, if failed to be performed, could have a material adverse effect on Hobie.

         5.19     INTELLECTUAL PROPERTY

                  (a) Except as set forth on Schedule 5.19, Hobie owns or otherwise has rights or licenses to use or possess the patents, trademarks, service marks, tradenames, copyrights, licenses, applications for patents, inventions, trade secrets, know-how, proprietary processes and formulae, and other intellectual property rights used in or necessary to the operation of the businesses of Hobie (the "Intellectual Property"). True and complete copies of any license agreements between Hobie, as licensee, and third parties for the use of Hobie Intellectual Property are attached to Schedule 5.19;

                  (b) Schedule 5.19 contains a list of the Intellectual Property of Hobie and indicates whether such items of Intellectual Property have been duly registered in, filed in, or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other countries, states or other jurisdictions (the "Registers");

                  (c) Except as set forth on Schedule 5.19, use of Hobie's Intellectual Property does not require the consent of any third party, and the same are freely transferable and are owned exclusively by Hobie free and clear of any attachments,


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security interests, Liens, royalties, encumbrances, adverse claims, licenses or any other ownership interest whatsoever; and

                  (d) Except as set forth on Schedule 5.19, to the best knowledge of Hobie and Sellers there are no claims, actions, or proceedings pending by or against Hobie with respect to its Intellectual Property.

         5.20     CUSTOMERS; SALES

         Schedule 5.20 attached hereto contains a list of the top ten (10) customers of Hobie (measured by dollar amount) and the sales figures of Hobie sales to such customers for the years ended 1994 and 1995 and projections for sales in 1996. Except as set forth in Schedule 5.20, neither Hobie nor Sellers knows of any fact which would lead any of them to believe that any of such listed customers will change materially their business relationship with Hobie.

         5.21     SUPPLIERS OF GOODS AND SERVICES

         Schedule 5.21 attached hereto contains a list of the top ten (10) suppliers of goods and/or services to Hobie (measured by dollar amount) and the total cost of goods or services purchased by Hobie from such suppliers for the years ended 1994 and 1995 and projections for such purchases in 1996. Except as set forth in Schedule 5.21, neither Hobie nor the Sellers knows of any fact which would lead any of them to believe that any of such listed suppliers will change materially their business relationship with the Hobie.

         5.22     INSURANCE

         Hobie currently has insurance contracts or policies in full force and effect, and has had in full force and effect during the past two years, which provide for coverages that are usual and customary as to amounts and scope in respect to Hobie's businesses. Schedule 5.22 contains a list of all such insurance policies and a summary of coverages under each such policy.

         5.23     ENVIRONMENTAL MATTERS

         To the best knowledge of Sellers, the operations of Hobie comply and have at all times complied in all material respects with all applicable laws, rules and regulations concerning environmental health and safety, and Hobie has obtained all environmental, health and safety permits necessary for its operations and all such permits are in good standing. To the best knowledge of Sellers, Hobie is, in all material respects, in compliance with all terms and conditions of such permits, and


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Hobie has not been notified that any of its present or past operations is the subject of any investigation by any governmental authority evaluating whether any remedial action is required nor has it needed to respond to or file any notice with respect to a release or threatened release of a hazardous or dangerous substance or other contaminant into the environment. To the best knowledge of Sellers, neither Hobie nor any agent or subcontractor of Hobie has disposed of any hazardous or dangerous substance or other contaminants in violation of any requirement of law.

         5.24     PRODUCTS LIABILITY

         Except as set forth on the attached Schedule 5.24, there are no claims by or before any court or governmental or other regulatory or administrative agency, commission or other authority against or involving Hobie or its concerning any product, including Specialized Eyewear products, manufactured, repaired, shipped, sold or delivered by or on behalf of Hobie which is pending or, to the best knowledge of Hobie or the Sellers, threatened, and to the best knowledge of Hobie or the Sellers there has been no happening or event which has occurred as a result of a defect in a product manufactured, repaired, shipped, sold or delivered by or on behalf of Hobie which might give rise to liability on the part of Hobie.

         5.25     CONTRACTS

         Schedule 5.25 sets forth a list of the leases, promotional, and other contracts to which Hobie is a party (the "Contracts"). The Contracts are in full force and effect and neither Hobie nor any other party to any of the Contracts is in material default of any of the terms of any such contract. True and correct copies of the Contracts are attached to Schedule 5.25.

         5.26     NO BROKER OR FINDER

         Hobie and Sellers have retained Price Waterhouse as a broker in connection with the transactions contemplated by this Agreement. Except for Price Waterhouse, neither Hobie nor any Seller has dealt with a broker or finder in connection with the transactions contemplated by this Agreement which would create an entitlement by any Person to a finders' or brokers' fee.

         5.27     ACCURACY OF STATEMENTS

         Neither this Agreement nor any of the exhibits, schedules, written statements, documents, certificates or other items furnished to Purchaser by or on behalf of the Sellers with respect to this Agreement and the transactions contemplated hereby


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contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading.

6.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Sellers that the following statements are true and correct as of the date of this Agreement (unless expressly limited to the Closing Date) and will be true and correct as of the Closing Date:

         6.1      ORGANIZATION OF PURCHASER

         Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Washington. Purchaser has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. Purchaser is not qualified to do business in any state other than the state of Washington. A true and correct copy of the Articles of Incorporation and Bylaws of Purchaser are attached to
Schedule 6.1 hereto. As of Closing, Purchaser will have one subsidiary, H.S.C., Inc., a Washington corporation ("H.S.C."). H.S.C. is a corporation duly organized, validly existing and in good standing under the laws of the state of Washington. H.S.C. has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. A true and correct copy of the Articles of Incorporation and Bylaws of H.S.C. are attached to Schedule 6.1 hereto.

         6.2      CORPORATE POWER AND AUTHORITY

         Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and all the Related Documents to be executed and delivered by Purchaser hereunder and to carry out and perform its obligations under the terms of this Agreement and the Related Documents. The execution, delivery and performance of this Agreement and the Related Documents have been duly authorized by all requisite action on the part of the officers, directors and shareholders of Purchaser. This Agreement and each of the Related Documents to which Purchaser is a party has been, and at closing will be, duly executed and delivered by Purchaser and will constitute, a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with their terms.

         6.3      NO BROKER OR FINDER

         Purchaser has retained no broker in connection with the transactions contemplated by this Agreement and has dealt with no broker or finder other than Sellers' Agent, Price Waterhouse, in connection with the transactions contemplated by


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this Agreement which would create an entitlement by any Person to a finders' or brokers' fee.

7.       COVENANTS OF HOBIE AND SELLERS

         Hobie and Sellers covenant to and agree with Purchaser as follows:

         7.1      CONDUCT OF BUSINESS OF HOBIE PENDING THE CLOSING

         From the date of this Agreement to the Closing Date, Hobie shall operate its businesses in the ordinary and usual course and shall maintain its records and books of account in a manner that fairly and accurately reflects its transactions, assets and liabilities and otherwise in accordance with standard accounting practices applied on a basis consistent with prior periods. Hobie shall pay and discharge all obligations and indebtedness as they come due in a manner consistent with past practice. Hobie shall exercise its best efforts to preserve intact the present business organization and manufacturer's representatives of Hobie, preserve the present goodwill of Hobie with all persons having business dealings with them, and comply with all laws applicable to the conduct of Hobie's businesses.

         7.2      REPRESENTATIONS AND WARRANTIES; INTERFERENCE

         Hobie and each of the Sellers shall conduct their businesses in such a manner that the representations and warranties of Sellers contained in this Agreement shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, and neither Hobie nor any Seller shall take any action which would interfere with or prevent performance of this Agreement.

         7.3      ACCESS TO RECORDS AND ASSETS OF HOBIE

         From the date of this Agreement to the Closing Date, Sellers agree to cause Hobie and its representatives to give Purchaser and its counsel, accountants and other authorized representatives, reasonable access during business hours to the offices, warehouse, properties, books and records of Hobie in order that the Purchaser may have full opportunity to make such reasonable investigations of Hobie as Purchaser shall desire; provided, however, such investigation shall be conducted in a manner as not to interfere unreasonably with the operation of Hobie.


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8.       FURTHER AGREEMENTS OF THE PARTIES

         8.1      PAY-OFF OF BANK DEBT AND OTHER LOANS

         As of Closing, Hobie's obligations to Union Bank, Vernon Tool Co., and the Blackburn Trust, and any other similar lender (except for trade payables incurred in the ordinary course of Hobie's business consistent with Hobie's past practices), will be satisfied in full, and all Liens on Hobie assets or stock pledged as collateral for the repayment of such obligations shall be released. Purchaser acknowledges that it is the intent of Sellers to use a portion of the Purchase Price to pay such obligations at Closing. Hobie shall deliver evidence of such payoffs and Lien releases to Purchaser at Closing.

         8.2      NONDISCLOSURE AND NONCOMPETITION AGREEMENT

          At Closing, Gargoyles, Inc. shall enter into a Nondisclosure and Noncompetition Agreement with each of Blackburn and Bush in the forms of the attached Exhibits 8.2(a) and (b) (the "Non-Competition Agreements").

         8.3      CONSULTING AGREEMENT

         At Closing, Purchaser shall enter into a Consulting Agreement with each of Blackburn and Bush in the forms of the attached Exhibits 8.3 (a) and (b) (the "Consulting Agreements").

         8.4      ASSETS AND LIABILITIES AS OF THE CLOSING DATE

         Purchaser acknowledges and agrees with Hobie and Sellers that prior to the Closing Date Hobie will acquire certain additional assets and retire or reduce certain liabilities as set forth on the attached Exhibit 8.4. Sellers will promptly notify Purchaser if Sellers anticipate that as of the Closing Date the balance sheet of Hobie will show amounts for such assets and liabilities materially different from those items set forth on Exhibit 8.4.

         8.5      MERGER OF HOBIE INTO H.S.C.

         At or after Closing, all documentation required to merge Hobie into H.S.C., a Washington corporation, will be executed and filed in the proper recording offices of the states of California and Washington.

         8.6      INDEMNIFICATION

                  (a) Indemnity by Sellers. From and after the Closing Date, Sellers jointly and severally shall indemnify, defend and hold harmless Purchaser, its successors and assigns, from and against and shall reimburse Purchaser for any and all losses, liabilities, deficiencies, claims and expenses (including, but not limited to, costs of defense and reasonable attorneys' fees) incurred by Purchaser and arising from or in connection with any misrepresentation or breach of any of the representations and warranties or obligations of Sellers or Hobie under the terms of this Agreement. Sellers shall not be obligated to indemnify Purchaser under this Subsection 8.6(a), however, except and to the extent that claims for indemnification exceed in the aggregate the sum of Fifty Thousand Dollars ($50,000). The indemnification obligations of each of the Passive Sellers shall be limited pro rata, on the basis of each such Seller's percentage ownership interest in Hobie as of the Closing in relation to all other Sellers. Under no circumstances shall the total indemnity obligation hereunder of the Passive Sellers exceed their pro-rata share of the total Purchase Price. Notwithstanding the foregoing, Active Sellers shall remain jointly and severally liable as described in Section 5 hereof in an amount not to exceed the total Purchase Price.

                  (b) Indemnity by Purchaser. From and after the Closing Date, Purchaser shall indemnify, defend and hold harmless Sellers, their successors, heirs and assigns, from and against and shall reimburse Sellers for any and all losses, liabilities, deficiencies, claims and expenses (including, but not limited to, costs of defense and reasonable attorneys' fees) incurred by Sellers and arising from or in connection with any misrepresentation or breach of any of the representations and warranties or obligations of Purchaser under the terms of this Agreement.

                  (c) Survival of Representations and Warranties; Escrowed Funds. The representations and warranties of the parties hereto shall survive the Closing and shall continue in full force and effect until the second anniversary of the Closing Date except for representations and warranties related to Hobie's, taxes and tax returns, and employee-related matters which are not limited as to time. Fifty Thousand Dollars of the Purchase Price shall be held in Escrow until the second anniversary of the Closing Date (the "Escrowed Funds") in accordance with the Escrow Instructions substantially in the form of the attached Exhibit 8.6. The Escrowed Funds shall be used as required to reimburse Purchaser for amounts due to Purchaser resulting from Sellers' indemnity under Section 8.6 (a) hereof.

         8.7      TRANSITION AGREEMENTS

         At or as soon as practicable after Closing, Purchaser will offer short-term employment agreements with those persons listed on the attached
Exhibit 8.7 to help with the transition of Hobie's business following the transactions contemplated by this Agreement.

9.       CONDITIONS OF PURCHASER TO CLOSE

         The obligations of Purchaser to purchase the Stock from Sellers and to consummate the transactions contemplated by this Agreement are subject to fulfillment of the following conditions at or prior to the Closing Date (unless waived in writing by Purchaser):

         9.1      REPRESENTATIONS AND PERFORMANCE

         The representations and warranties made by Sellers hereunder shall be true and correct in all material respects at and as of Closing, and Hobie and Sellers shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement required to be performed or complied with by Hobie and Sellers prior to or at Closing;

         9.2      CONSULTING AND NON-COMPETITION AGREEMENTS

         Blackburn and Bush shall have executed the Consulting and Non-competition Agreements and complied with all agreements required to be performed or complied with by Blackburn and Bush at or as of Closing; and

         9.3      NO ADVERSE CHANGE

         Except as contemplated by this Agreement, there shall have been no material adverse change in the condition, business or operations, financial or otherwise, of Hobie or the Stock from the date of this Agreement to the Closing Date, and there shall not have been a material adverse change in the assets or liabilities of Hobie as set forth on Exhibit 8.4 hereof.

10.      CONDITIONS OF SELLERS TO CLOSE

         The obligations of Sellers to sell the Stock to Purchaser and to consummate the transactions contemplated by this Agreement are subject to fulfillment of the following conditions at or prior to the Closing Date (unless waived in writing by Purchaser):

         10.1     REPRESENTATIONS AND PERFORMANCE

         The representations and warranties made by Purchaser hereunder shall be true and correct in all material respects at and as of Closing, and Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement required to be performed or complied with by Purchaser prior to or at Closing;

         10.2     CONSULTING AND NON-COMPETITION AGREEMENTS

         Purchaser shall have executed the Consulting and Non-competition Agreements and complied with all agreements required to be performed or complied with by Purchaser at or as of Closing.

11       TERMINATION

         11.1     BY MUTUAL CONSENT

         At any time this Agreement may be terminated by the written consent of all the parties hereto without liability on the part of any party or their respective directors, officers or shareholders. If this Agreement is terminated under this Section 11.1, the Agreement shall have no further force or effect as of the termination date agreed by the parties.

         11.2     TERMINATION UPON DEFAULT OR BREACH

         If any party to this Agreement materially defaults in the performance of any of the covenants contained in this Agreement, or if there shall have been a material breach by any party of any of such party's representations or warranties set forth in this Agreement, any other party may terminate this Agreement without prejudice to its rights and remedies available under law by delivering written notice of termination to all other parties to this Agreement. Termination shall be effective upon the termination date specified in the notice.

         11.3     TERMINATION BASED UPON FAILURE OF CONDITIONS

         If any of the conditions of this Agreement to be complied with or performed on or before the Closing Date shall not have been complied with or performed by such date and such noncompliance or nonperformance shall not have been waived in writing by the party to whom the benefit of such condition runs, such party may terminate this Agreement without prejudice to their\its rights and remedies available under law.

         11.4     LIQUIDATED DAMAGES

         If this Agreement is terminated as a result of a default by Purchaser resulting from Purchaser's failure to obtain financing for the Purchase Price, then Purchaser promptly shall pay Sellers as liquidated damages the sum of One Hundred Thousand Dollars ($100,000) which obligation is hereby guaranteed by Hauff.

12.      MISCELLANEOUS PROVISIONS

         12.1     AMENDMENT AND MODIFICATION

         Subject to applicable law, prior to the Closing Date this Agreement may be amended, modified and supplemented or any provision waived only by written agreement, executed by all the parties hereto.

         12.2     WAIVER OF COMPLIANCE; CONSENTS

         Any failure of a party to comply with any obligation, covenant, agreement or condition herein, may be waived in writing, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

         12.3     EXPENSES

         Sellers and Purchaser each shall bear their/its own expenses related to the preparation of documents, due diligence investigations, or other matters related to the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Sellers shall pay all brokers or finders fees, costs and expenses of Price Waterhouse related to the transactions contemplated by this Agreement.

         12.4     ATTORNEYS' FEES

         If it shall be necessary for any party to this Agreement to employ an attorney to enforce their rights pursuant to this Agreement because of the default of another party(s), including the breach of any representations or warranties made hereunder, the defaulting party(s) shall reimburse the non-defaulting party(s) for reasonable attorneys' fees and expenses.

         12.5     FURTHER ASSURANCES

         From time to time after the Closing and without further consideration, the parties hereto will execute and deliver, or arrange for the execution and delivery of such other instruments and take such other action or arrange for such other actions as may reasonably be requested to more effectively complete any of the transactions contemplated by this Agreement or the Related Documents.

         12.6     NOTICES

         All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be given by: (a) hand delivery; (b) first-class registered or certified mail with postage prepaid, (c) overnight receipted courier service, or (d) telephonically confirmed facsimile transmission, which notice is addressed to the party at the address set forth below, or such other address as may hereafter be designated in writing by the party. Notices given in accordance with this Section shall be effective upon receipt or when receipt is refused.

         If to Sellers, to:

                  William A. Blackburn
                  Hobie Sunglasses
                  #5 South Vista De La Luna
                  Laguna Beach,  CA  92677
                  Tel:  (714)  499-4672
                  Fax:  (714)  499-4672

         Notice delivered to Blackburn shall be deemed effective notice to each and every one of the Sellers as of the effective date of such notice to Blackburn.

         With a copy to:

                  Burleigh Brewer
                  Obegi & Brewer
                  4041 MacArthur Blvd., Ste. 350
                  Newport Beach, CA  92660
                  Tel:  (714)  833-7824
                  Fax:  (714)  833-3133

         If to Purchaser, to:

                  Gargoyles, Inc.
                  5866 South 194th Street

                  Kent, WA  98032
                  Attn:  Douglas B. Hauff, President
                  Tel:   (206)  872-6100 Ext. 3400
                  Fax:   (206)  872-3317

         With a copy to:

                  Cynthia L. Pope, Esq.
                  114 W. Magnolia Street
                  Fourth Floor
                  Bellingham, WA  98226
                  Tel:   (360)  671-5939
                  Fax:   (360)  671-5931

         12.7     ASSIGNMENT; FORM OF TRANSACTION

         This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of all the other parties hereto.

         12.8     GOVERNING LAW

         This Agreement and the Related Documents shall be governed by the internal law of the state of Washington as to all matters, including but not limited to matters of validity, construction, effect and performance.

         12.9     COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.10    HEADINGS

         The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         12.11    EXHIBITS AND SCHEDULES

         The exhibits and schedules attached hereto are incorporated herein by reference as if fully set forth herein.

         12.12    ENTIRE AGREEMENT

         This Agreement, including the exhibits and schedules hereto and the Related Documents, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express or implied, between the parties with respect to such transactions. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings between the parties with respect to such transactions, other than those expressly set forth or referred to herein.

         12.13    NO PUBLIC ANNOUNCEMENT

         Neither Hobie, Sellers, nor Purchaser shall make any press release or other public announcement concerning the transactions contemplated by this Agreement without the prior written approval of the other parties except as required by law, in which case the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

IN WITNESS WHEREOF, the parties hereto have executed thi Stock Purchase Agreement as of the date first above written.

GARGOYLES, INC.,
a Washington corporation



By      /s/  Douglas B. Hauff
    -------------------------------
    Douglas B. Hauff, President


H.S.C., INC.,
a Washington corporation



By       /s/  Douglas B. Hauff
   --------------------------------
   Douglas B. Hauff, President




       /s/  Douglas B. Hauff
- -----------------------------------
   Douglas B. Hauff

H.S.I.,
a California corporation
d/b/a/ Hobie Sunglasses

By    /s/  William W. Blackburn
   --------------------------------
   William W. Blackburn, President


THE WILLIAM AND KATHLEEN
BLACKBURN FAMILY TRUST
U/D/T DATED MARCH 20, 1992


By    /s/  William W. Blackburn
   --------------------------------
   William W. Blackburn, Trustee

By     /s/  Kathleen Blackburn
   --------------------------------
   Kathleen Blackburn, Trustee


PACIFIC EQUIPMENT CO.,
a California general partnership


By    /s/  William W. Blackburn
   --------------------------------
   William W. Blackburn, Partner

By     /s/  Robert S. Blackburn
   --------------------------------
   Robert S. Blackburn, Partner

By     /s/  James D. Blackburn
   --------------------------------
   James D. Blackburn, Partner

By     /s/  Velma M. Blackburn
   --------------------------------
   Velma M. Blackburn, Partner

      /s/  Velma M. Blackburn
- -----------------------------------
VELMA M. BLACKBURN,

       /s/  Hobart P. Alter
- -----------------------------------
HOBART P. ALTER


       /s/  Hobart L. Alter
- -----------------------------------
HOBART L. ALTER


      /s/  Charles A. French
- -----------------------------------
CHARLES A. FRENCH


       /s/  Paul Arentsen
- -----------------------------------
PAUL ARENTSEN


      /s/  Thomas M. Linden
- -----------------------------------
THOMAS M. LINDEN


      /s/  Kent S. Colberg
- -----------------------------------
KENT S. COLBERG


      /s/  Dennis S. Bush
- -----------------------------------
DENNIS S. BUSH


      /s/  Charles P. Larson
- -----------------------------------
CHARLES P. LARSON